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                                                                    Exhibit 99.1

MONDAY NOVEMBER 29, 5:03 AM
EASTERN TIME

COMPANY PRESS RELEASE

REDBACK NETWORKS INC. AND SIARA SYSTEMS TO MERGE, EXTENDING SOLUTIONS FOR NEXT GENERATION ACCESS AND SERVICES MARKET

ADDITION OF SIARA'S NEXT-GENERATION IP, ASIC AND OPTICAL TECHNOLOGY, PRODUCT PORTFOLIO, AND VETERAN TEAM, ARE KEY TO DELIVERING THE NEW ACCESS NETWORK

SUNNYVALE, Calif. - (BUSINESS WIRE) - Nov. 29, 1999 - Redback Networks, Inc., (Nasdaq: RBAK - news) today announced that it has signed a definitive agreement to merge with Siara Systems of Mountain View, Calif.

Based on Friday's closing price, the transaction is valued at $4.3 billion, creating an entity with a total market value of $11.2 billion. With the addition of Siara's product portfolio and network operations software, Redback plans to extend its service creation and management capabilities across the entire New Access Network, which is expected to be in excess of $15 billion by 2000 and grow rapidly thereafter - an opportunity substantially larger than Redback's current market. In addition, the company will acquire a roster of seasoned executives and over 170 engineers, both of which will be key to maintaining leadership in this larger market.

"We expect the combination of Siara Systems and Redback to create a powerful supplier in the communications industry, focused on serving the next generation access and service creation requirements of carriers and service providers," said Dennis Barsema, CEO and president of Redback Networks. "From the edge of today's core optical backbone networks to global corporate networks to individual broadband subscribers, Redback Networks expects to work closely with its customers as they build the New Access Network."

Focused on Building the New Access Network

Redback is already the leading supplier of subscriber and service management solutions for the broadband market, and with the Siara merger, is posed to become what both companies believe is the first equipment supplier focused on developing integrated solutions for the New Access Network. This network, which is fueled in part by the massive growth of installed fiber in the metropolitan area, is expected to span all layers of transport and services from the edge of the optical core to global corporate networks to individual broadband subscribers.

Key Benefits of New Access Network Equipment to Providers:

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--    Replaces multiple point of presence (POP) and central office (CO)-based devices with integrated devices, dramatically reducing complexity of operation, and power and space requirements

-- Leverages software-based provisioning to significantly decrease the time frame required to provision or expand services

-- Eliminates truck rolls and reduces operations cost by making the entire POP or CO remotely manageable

-- Dramatically increases available processing power, enabling the creation of incremental value-added services for major revenue opportunities

With the addition of Siara's expertise in optical, silicon and IP technologies-- key building blocks for New Access equipment--and full suite of products, Redback Networks expects to be in a unique position to accelerate service providers' and carriers' plans for leveraging the New Access Network.

"In this very competitive market, retaining a customer base and increasing revenue are the key business issues service providers and carriers are facing," said Vivek Ragavan, CEO and president of Siara. "Redback Networks has been extremely successful in developing and selling solutions that achieve those objectives for the broadband access market. Now, with the addition of Siara's core technologies and products, Redback Networks expects to deliver next-generation of networking solutions our customers could leverage to define the transport and value-added services of the future."

"Qwest is a leading edge broadband network provider, and needs vendors that are highly responsive and intimately understand our technical and market requirements," said Afshin Mohebbi, Qwest chief operating officer and president. "With the prospect of a powerful Redback-Siara combination, we would have a single supplier we could work with to obtain next generation platforms for combining all types of access, from the core all the way to the subscriber, with creation and delivery of next generation broadband IP services. The ability to blend optical transport with the creation and delivery of services would enable Qwest to reduce the number of components in its network, while extracting significantly more revenue from the resulting services."

Siara's Optical, ASIC and IP Technology Complements Redback's

Market Leading Subscriber and Service Management

Siara's portfolio of next generation products and network operations software--optimized for both access and metropolitan networks--is designed to enable progressive service providers and carriers to deliver both traditional time division multiplexing (TDM) and IP-based services with carrier grade reliability, security, and scalability. In developing its solutions, Siara has invested in creating world-class competency in application specific integrated circuit (ASIC) and microprocessor design, optical and SONET transport, and carrier class IP software development.

Among Siara's portfolio of technologies are six critical ASICs, some with up to five million gates and near 80 billion instructions per second of combined processing performance. These ASICs cover such areas as IP routing, value-added IP services and next generation SONET functionality. Siara's ASIC design team, headed by Michael Yamamura, was responsible for creating Advanced Micro
Devices' recent K6 and K7 microprocessors. In addition, Siara has developed core expertise in carrier-grade IP software, and has built one of the leading IP development teams in the industry with experience implementing large-scale IP routing in public networks. Managed by Ravi Chandra, a former lead IOS software manager at Cisco Systems, Siara's IP development team members have already successfully implemented the major IP-based routing protocols used in the Internet today.

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Redback Networks is the industry leader in broadband subscriber management and service creation. Over 120 leading service providers and carriers worldwide have deployed more than 1,100 of the company's Subscriber Management Systems(TM) to manage large volumes of broadband access subscribers, as well as to create revenue-generating IP services. Redback continues to deliver innovations in subscriber auto-provisioning, the ability to off-load dial modems from the voice network, and the distribution via broadband of media-rich content and services.

Transaction Terms

Under the terms of the agreement, which was approved by each company's board of directors, Redback will issue 31.3 million shares for all outstanding shares, options and warrants of Siara Systems. Based on Friday's closing price of $136.50, the transaction is valued at $4.3 billion, and will create a new entity with a total value of $11.2 billion. Redback stockholders will own 62% of the new entity, and Siara stockholders will own 38%.

The merged company will retain the name of Redback Networks, and global headquarters will remain in Northern California. The company will retain Siara's Vancouver, B.C.-based software development facility as a second development center. Dennis Barsema will remain chief executive officer of Redback, while Vivek Ragavan will become president and chief operating officer. Craig Gentner will continue as Redback's chief financial officer.

The Siara product development team, which is comprised of nearly 170 engineers, will retain its current structure. Key members of Siara's executive and technical team include:

-    Vivek Ragavan -- former group president ADC Telecommunications

-    Bill Kind -- former president of Lucent's S2B Access Products Division

-    Pankaj Patel -- former senior director of engineering at Cisco Systems

-    Ravi Chandra -- former Cisco IOS development manager

- David Stiles -- former architect of Advanced Micro Devices K6/K7 microprocessors

- Greg Favor -- former architect of Advanced Micro Devices K6/K7 microprocessors

- Don Chan -- former vice president of engineering at Arris Interactive and Nortel

All other Redback and Siara personnel are expected to continue with Redback. Upon completion of the merger, Siara board members Vinod Khosla, a general partner at Kleiner Perkins Caulfield and Byers, and Vivek Ragavan will join Redback's board of directors. One additional board member will also be named.

The merger is subject to various closing conditions, including approval by the stockholders of each company and approval under the Hart-Scott-Rodino Antitrust Improvements Act.

About Siara Systems

Siara Systems develops multi-service platforms for next-generation access networks, core to edge. The company leverages advances in silicon and IP software to uplift access network performance. Siara's flagship technologies included patented processing hardware, routing and
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signaling software to achieve network scalability, real-time service customization and rapid service delivery. The multi-service platform is built from the ground up to efficiently migrate SONET networks to new intelligent IP and optical network. At the same time, Siara's platform delivers multi-layer integration, COS awareness and robustness to already IP-centric networks. Siara was conceived as the access market component of Kleiner Perkins' telecommunications portfolio, which included Cerent, Juniper and Corvis Networks. For more information, contact Siara Systems, Inc., 300 Ferguson Drive, Mountain View, CA 94043, 650/390-9030 or access www.siara.com.

About Redback Networks, Inc.

Founded in 1996 and headquartered in Sunnyvale, Redback Networks, Inc., is a leading provider of advanced networking solutions that enable carriers, cable multiple system operators (MSOs), and service providers to rapidly deploy high-speed broadband access to the Internet and corporate networks. The company's Subscriber Management System (SMS) connects and manages large numbers of subscribers using any of the major high-speed access technologies such as Digital Subscriber Line (DSL), cable, and wireless. The SMS received Best of Show honors for WAN and remote access equipment at NetWorld+Interop, Las Vegas, in May 1998, and was honored by Telecommunications Magazine as one of the "Lucky 13" hot products in telecom at the SUPERCOMM '99 show in Atlanta.

Safe Harbor Statement under the Private Securities Litigation

Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Redback Networks' expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include statements regarding the completion of the proposed merger with Siara Systems, the benefits to be derived from the merger of the two companies and the integration of their technologies and product offerings, future sales to customers, and the migration of service providers and carriers from traditional access offerings to next-generation IP-based services. All forward-looking statements included in this document are based upon information available to Redback Networks as of the date hereof, and Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Redback Networks' business are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission, specifically the most recent report on Form 10-Q, and the other reports filed from time to time with the Securities and Exchange Commission.

Note to Editors: Redback and the Subscriber Management System are trademarks of Redback Networks, Inc. Other trademarks, service marks, and trade names belong to their respective owners.

Contact:

     Redback Networks, Sunnyvale
     Craig Gentner, 408/548-3500 (Chief Financial Officer) cgentner@redback.com
     Larry Blair, 408/548-3507 (Vice President Marketing) lblair@redback.com
          or
     Siara Systems, Mountain View
     Bijan Khosravi, 650/237-2160 (Vice President Marketing) bijan@siara.com